Exhibit 10.16

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is made as of December 17, 2013 between Textmunication, Inc.  with its principal place of business located at 1940 Contra Costa Blvd, Pleasant Hill CA 94523 (the "Company") and Wais Asefi, located at 2064 Marazzani Dr, Martinez, CA 94553 (the "Executive").

1. Terms of Employment

(a) Position. Company hereby employs the Executive as CEO/Chairman, and the Executive accepts such employment with Company subject to the terms and conditions of this Agreement.

(b) Duties. Executive shall have such duties and responsibilities as may be assigned by the [Board of Directors / Chief Executive Officer / Chief Operating Officer] not inconsistent with the position.

(c) Dedication. Executive shall devote his full business time and best efforts to the business and affairs of the Company.

(d) Performance. Executive shall faithfully and diligently perform Executive’s duties [in conformity with the directions of the Company] and serve the Company to the best of Executive’s abilities.

(e) Permitted Activities. Executive may:

(i)      serve on industry, trade, civic or charitable boards or committees;

(ii)     engage in charitable activities and community affairs; and

(iii)    manage personal investments, as long as such activities do not [materially] interfere with the performance of Executive's duties and responsibilities.

2. Compensation

(a) Base Salary

(i)       Salary. Executive shall receive a base salary in the amount of $ 100,000.00 ("Base Salary").

(ii)      Payment. The Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly.

(iii)    Adjustments. The Base Salary may be increased [or decreased] from time to time during the term of this Agreement in the sole discretion of the Company.

(b) Signing Bonus. Upon execution of this Agreement, Company shall  not pay Executive an initial signing bonus of.

(c) Annual Bonus. For each fiscal year during the term of employment, the Executive shall be eligible to receive a bonus in the amount, if any, as may be determined from time to time by the Board in its discretion.

(d) Incentive Compensation. During the term of employment, the Executive shall be eligible to participate in any equity-based incentive compensation plan or program adopted by the Company.

3. Expenses

(a) Reimbursement. Company shall pay all reasonable travel, dining and other ordinary, necessary and reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, subject to budget and/or other limitations or conditions imposed by the Executive Committee and/or the Board.

(b) Substantiation. The Executive shall, as a condition of any such payment or reimbursement, submit verification, substantiation and documentation of the nature and amount of such expenses in accordance with the policies of Company from time to time.

4. Vacation.

(a) Entitlement. The Executive shall be entitled to 6 weeks (30 business days) of vacation leave each year during the term of this Agreement without any deduction in his compensation, and at such times within each year as the Executive may determine, taking into account Company's schedule and the Executive's duties relative thereto, such vacation leave which shall be forfeited at the end of each year if not fully utilized in that year.

(b) Vacation Benefits upon Termination. Upon the termination or expiration of the Executive's employment by Company under this Agreement, the Executive shall not be entitled to compensation for any unutilized vacation leave.

5. Benefits.

During the Employment Period, the Executive shall be entitled to participate in employee benefit plans generally made available to senior executives of the Company.

OR specific benefits

(a) Term Life Insurance. In addition to any term life insurance provided to other Executives of Company, Company shall purchase a term/permanent life insurance policy in the amount of 1,000,000 on the life of the Executive, commencing on May 1, 2014. The policy shall remain in effect for the duration of Executive's employment with Company under this Agreement. The obligation of Company to purchase such policy shall be conditioned on Executive's successful completion of any required medical examination(s) such that the policy can be bought at standard rates. The Executive shall, in his sole discretion, name the beneficiaries of the policy.

(b) Pension. As part of the compensation for services rendered under this Agreement, Executive shall be entitled to participate in the Company's pension, profit sharing, and 401K plans if such plans are established by Company.

(c) Automobile. The Company shall make available to Executive a car $800.00/month allowance for professional and private use.

(d) Membership. If desired by the Executive, Company shall pay for the Executive's expenses of membership, receipt of publications, and other participation in the relevant programs and activities of the Alliance of CEO’s.

6. Representations and Warranties. The Company and the Executive respectively represents and warrants to each other that each respectively is fully authorized and empowered to enter into the Agreement and that their entering into the Agreement and to each parties' knowledge the performance of their respective obligations under the Agreement will not violate any agreement between the Company or the Executive respectively and any other person, firm or organization or any law or governmental regulation.

7. Confidential Information

(a) Obligation. The Executive agrees to maintain the strict confidentiality of all Confidential Information during the term of this Agreement and thereafter.

(b) Scope. For purposes of this Agreement, "Confidential Information" shall mean all information and materials of Company, and all information and materials received by Company from third parties including but not limited to affiliates, subsidiaries, chapters, and members of Company, which are not generally publicly available and all other information and materials which are of a proprietary or confidential nature, even if they are not marked as such.

(c) Survival. This provision shall survive the termination of this Agreement indefinitely.

8. Intellectual Property

(a) Ownership. Executive agrees that  all copyrights, trademarks, patents, and other intellectual property rights to works or marks arising in from or in connection with the Executive's employment by Company are "work made for hire" within the definition of Section 101 of the Copyright Act (17 U.S.C. 101) and shall remain the sole and exclusive property of Company.

(c) Assignment of Interest. To the extent any work product is not deemed to be a work made for hire within the definition of the Copyright Act, Executive with effect from creation of any and all work product, hereby assigns, and agrees to assign, to Company all right, title and interest in and to such work product, including but not limited to copyright, all rights subsumed thereunder, and all other intellectual property rights, including all extensions and renewals thereof.

(d) Moral Rights. Executive also agrees to waive any and all moral rights relating to the work product, including but not limited to, any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use, and subsequent modifications.

(e) Assistance. Executive further agrees to provide all assistance reasonably requested by Company, both during and subsequent to the Term of this Agreement, in the establishment, preservation and enforcement of Company's rights in the work product.

(f) Return of Property. Upon the termination of this Agreement, Executive agrees to deliver promptly to Company all printed, electronic, audio-visual, and other tangible manifestations of work product, including all originals and copies thereof.

9. Non-Competition

(a) Restrictions. During the term of this Agreement and for a period of 3 years immediately following the termination of this Agreement, Executive shall not, directly or indirectly, without the prior written consent Company, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, or consultant of any Entity engaged in the Restricted Business.

(b) Exceptions. Executive shall not be deemed to be in contravention of the foregoing if Employee participates as a passive investor holding up to 25% of the equity securities of an Entity engaged in the Restricted Business, which securities are publicly traded.

10. Non-Solicitation.

During the term of this Agreement and for 12 months after any termination of this Agreement, Contractor will not, without the prior written consent of the Company, either directly or indirectly, on Contractor 's own behalf or in the service or on behalf of others, solicit or attempt to solicit, divert or hire away any person employed by the Company or any customer of the Company.\

11. Non-Disparagement.

(a) Executive Obligation. Executive will not at any time, during or after the Term, disparage, defame or denigrate the reputation, character, image, products or services of the Company, or of any of its Affiliates, or, any of its or its Affiliate s directors, officers, stockholders, members, employees or agents.

(b) Company Obligation. The Company will not, except as may be required by law, issue any official press release or statement which is intended to disparage Executive.

12. Acknowledgement.

Executive expressly acknowledges that the covenants of this Agreement are supported by good and adequate consideration, and that such covenants are reasonable and necessary [in terms of duration, scope and geographic area] to protect the legitimate business interests of Company.

13. Term of Employment

(a) Initial Term. The term of the Executive's employment under this Agreement shall commence on the Effective Date and continue until May 1, 2017 (the "Term"), unless his employment is sooner terminated pursuant to the provisions of the Termination of Employment section.

(b) Automatic Renewal. Commencing on May 1, 2017 and on each anniversary of that date thereafter, the Term shall be extended for an additional [one year period].

(c) Notice Not to Renew. Either party may give notice of the intention not to extend the Term in writing at least 90 days prior to each such anniversary date.

14. Termination of Employment

(a) Termination Upon Death. This Agreement shall terminate automatically upon the death of the Executive.

(b) Automatic Termination Upon Disability. This Agreement shall terminate automatically upon Total Disability of the Executive.

Total Disability. Total Disability means the Executive is unable to perform the duties set forth in this Agreement for a period of twelve consecutive weeks, or 90 cumulative business days in any 12-month period, as a result of physical or mental illness or loss of legal capacity.

(c) Termination Upon Retirement. The Executive may voluntarily terminate this Agreement at any time by reason of Retirement.

Retirement. Retirement is the cessation by Executive of all full-time employment of any kind.

(d) Termination by the Company For Cause. The Company shall have the right to terminate Executive's employment under this Agreement at any time for Cause, which termination shall be effective immediately. Termination for "Cause" shall include termination for:

(i)      material breach of this Agreement by Executive;

(ii)     intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the reasonable directives of his superior officers, or the Corporation's policies and procedures;

(iii)    Executive's gross negligence in the performance of his material duties under this Agreement;

(iv)    Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Corporation, that in the reasonable judgment of the President and/or the Board of Directors materially and adversely affects the Corporation;

(v)     Executive's conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; or

(vi)    the commission of any act in direct or indirect competition with or materially detrimental to the best interests of Corporation that is in breach of Executive s fiduciary duties of care, loyalty and good faith to Corporation.

Cause will not, however, include any actions or circumstances constituting Cause under (i) or (ii) above if Executive cures such actions or circumstances within 30 days of receipt of written notice from Corporation setting forth the actions or circumstances constituting Cause. In the event Executive's employment under this Agreement is terminated for Cause, Executive shall thereafter have no right to receive compensation or other benefits under this Agreement.

(e) Termination by the Company Without Cause. The Company may , upon a majority vote of the Board of Directors, terminate the Executive's employment under this Agreement without Cause at any time upon 90 days prior written notice to the Executive.

(f) Termination Upon a Change in Control. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason in connection with or within one year after Change in Control, the Executive shall be entitled to Severance Benefits as stated in the Termination Benefits section.

(g) Change in Control. For purposes of this Agreement, unless the Board determines otherwise, a Change of Control of the Company shall be deemed to have occurred at such time as:

(i)      any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing more than 50% of the Company s outstanding voting securities or rights to acquire such securities except for any voting securities issued or purchased under any employee benefit plan of the Company or its subsidiaries; or

(ii)     any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(iii)    a plan of liquidation of the Company or an agreement for the sale or liquidation of the Company is approved and completed; or

(iv)    the Board determines in its sole discretion that a Change in Control has occurred, whether or not any event described above has occurred or is contemplated.

(h) Termination by the Executive for Good Reason.  The Executive may terminate his employment under this Agreement for Good Reason, in which case the Executive shall be entitled to Severance Benefits as stated in the Termination Benefits section. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without the Executive's written consent:

(i)      a material diminution of the Executive's title, authority, status, duties or responsibilities;

(ii)     any reduction in the Executive's Base Salary;

(iii)    a material breach by the Company of this Agreement; or

(iv)    the Company requires Executive to locate his office to a location more than fifty miles outside of the metropolitan area of the Executive's home city.

(i) Termination by the Executive Without Good Reason. The Executive may terminate his employment under this Agreement at any time for any reason or no reason by giving the Company 30 days prior written notice of the termination. Following any such notice, the Company may reduce or remove any and all of Executive s duties, positions and titles with the Company, and any such reduction or removal shall not constitute Good Reason.

(j) Notice Requirements. Any Termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with the Notice section of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which:

(i)       indicates the specific termination provision in this Agreement relied upon,

(ii)      to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and

(iii)    if the Date of Termination as defined below is other than the date of receipt of such notice, specifies the termination date.

The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

(k) Date of Termination. "Date of Termination" means:

(i)       if the Executive's employment is Terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,

(ii)      if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and

(iii)    if the Executive's employment is terminated by reason of death, Retirement or Disability, the Date of Termination shall be the date of death or Retirement of the Executive or the Disability Effective Date, as the case may be.

(l) Release. Notwithstanding anything in the Severance Benefits section to the contrary, in no event shall the Executive be entitled to receive any amounts, rights or benefits under the Severance Benefits section unless the Executive executes a release of claims against the Company in form and substance as set forth in the attached Release Form.

15. Compensation Upon Termination

(a) Accrued Obligations. "Accrued Obligations" shall mean, as of the Date of Termination, the sum of:

(i)       the Executive's base salary under this Agreement through the Date of Termination to the extent not theretofore paid,

(ii)      the amount of any deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid,

(iii)    any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid,

(iv)     any grants and awards vested or accrued under any equity-based incentive compensation plan or program and

(v)      all other benefits which have accrued as of the Date of Termination. *For the purpose of this definition, except as provided in the applicable plan, program or policy, amounts shall be deemed to accrue ratably over the period during which they are earned, but no discretionary compensation shall be deemed earned or accrued until it is specifically approved by the Board in accordance with the applicable plan, program or policy.

With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section shall include, without limitation, and Executive shall be entitled after the Disability Effective Date to receive.

(b) Other Benefits. "Other Benefits" shall mean, as of the Date of Termination, an amount equal to three times the sum of (i) the Executive's then-current annual base salary, plus (ii) the [average of the sum of the][highest] bonus amounts earned by the Executive during the Employment Period.

(c) Additional Compensation. "Additional Compensation" shall mean, as of the Date of Termination, an amount equal to [three times] the sum of (i) the Executive's then-current annual base salary, plus (ii) the average of the sum of the highest bonus amounts earned by the Executive during the Employment Period.

(d) Cause; Without Good Reason. If the Executive's employment is terminated By the Company For Cause or By the Executive Without Good Reason during the Employment Period, the Company shall provide to the Executive the Accrued Obligations and Other Benefits, and shall have no other severance obligations under this agreement. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within [30 days] of the Date of Termination.

(e) Without Cause; With Good Reason. If the Executive's employment is terminated By the Company Without Cause or By the Executive With Good Reason during the Employment Period, the Company shall provide to the Executive the Accrued Obligations, Other Benefits, and Additional Compensation as described above.  In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination and all Additional Compensation shall be payable in substantially equal monthly installments for a period of 36 months (the "Severance Period") in accordance with the Company's regular payroll practices.

(f) Death, Disability or Retirement. If Executive s employment is terminated by reason of Executive’s death, Disability or Retirement, the Company shall pay to the Executive (or the Executive’s estate or beneficiaries) the Accrued Obligations and Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of Executive’s death, Disability or Retirement.

(g) Nature of Payments. Any amounts due under this Section are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

16. Indemnification. The Company shall indemnify the Executive, to the maximum extent permitted by applicable law and by its certificate of incorporation, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which he may be made a party by reason of being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company or any other corporation for which the Executive serves in good faith as an officer, director, or employee at the Company's request.

17. General Provisions

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements, representations and understandings of the parties, written or oral.

(b) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

(c) Amendment. This Agreement may be amended only by written agreement of the parties.

(d) Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered in person or mailed by first class, registered or certified mail, postage prepaid, to the address of the party specified in this Agreement or such other address as either party may specify in writing. Such notice shall be deemed to have been given upon receipt.

(e) Assignment. This Agreement shall not be assigned by either party without the consent of the other party.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws rules.

(g) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

This employment agreement was executed on December 17th, 2013 between Wais Asefi (the Executive as CEO/Chairman and Textmunication, Inc. (the Company).

Signature of Executive employee	Date

Full Name

Signature of Company Exec	Date

Full Name and Title